CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 41 to the Registration Statement on Form N-4 (No. 002-81318) (the “Registration Statement”) of our report dated April 16, 2026 relating to the financial statements of The Prudential Insurance Company of America and consent to the use in the Registration Statement of our report dated April 16, 2026 relating to the financial statements of each of the subaccounts of The Prudential Qualified Individual Variable Contract Account indicated in our report. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 16, 2026